                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Filed by the Registrant [X]
                Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [X] Definitive Proxy Statement
[ ]  Definitive Additional Materials             [ ] Soliciting Materials
[ ]  Confidential, for use of the Commission         Pursuant to Rule 14a-12
     Only (as permitted by Rule 14a-6(e)(2))

                           5B TECHNOLOGIES CORPORATION
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

             ----------------------------

    (2)      Aggregate number of securities to which transaction applies:

             ----------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------------------------

    (4)      Proposed maximum aggregate value of transaction:
                                                             ------------------

    (5)      Total fee paid:
                            ---------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)      Amount Previously Paid:
                                    -------------------------------------------
    (2)      Form, Schedule or Registration Statement No:
                                                         ----------------------
    (3)      Filing Party:
                          -----------------------------------------------------
    (4)      Date Filed:
                        -------------------------------------------------------

                           5B TECHNOLOGIES CORPORATION
                                ONE JERICHO PLAZA
                             JERICHO, NEW YORK 11753

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

                                 AUGUST 18, 2000

                              ---------------------

To the Stockholders of 5B TECHNOLOGIES CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of 5B Technologies Corporation (the "Corporation") will be held at 10:00 a.m., local time, on August 18, 2000, at The Melville Marriott at 1350 Old Walt Whitman Road, Melville, New York 11747, for the following purposes:

         1. To elect four directors of the Corporation to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors.

         2. To vote upon a proposal to adopt the Corporation's 2000 Stock Incentive Plan.

         3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Corporation for fiscal 2000.

         4. To transact such other business as may properly come before the Annual Meeting.

         Only stockholders of record of the Corporation's Common Stock at the close of business on June 29, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. All stockholders are cordially invited to attend the Annual Meeting in person.

         A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1999 is enclosed.

         YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOP PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE GREATLY APPRECIATED.

                                         By Order of the Board of Directors


                                         GLENN NORTMAN,
July 14, 2000                            SECRETARY

================================================================================
                  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                   PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                        PROXY AND MAIL IT PROMPTLY IN THE
                            ENCLOSED RETURN ENVELOPE.
================================================================================

                           5B TECHNOLOGIES CORPORATION
                                ONE JERICHO PLAZA
                             JERICHO, NEW YORK 11753

                              ---------------------

                                 PROXY STATEMENT

                            FOR THE ANNUAL MEETING OF
                             STOCKHOLDERS TO BE HELD
                                ON AUGUST 18, 2000

                              ---------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of 5B Technologies Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held at 10:00 a.m., local time, on August 18, 2000, at The Melville Marriott at 1350 Old Walt Whitman Road, Melville, New York 11747, and any adjournment thereof. This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Corporation for the fiscal year ended December 31, 1999, including financial statements, are first being mailed or delivered to stockholders on or about July 18, 2000.

         If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(1) for the election as directors of the nominees of the Board of Directors named below, (2) in favor of the proposal to adopt the Corporation's 2000 Stock Incentive Plan, (3) to ratify the appointment of BDO Seidman, LLP as the Corporation's independent auditors for fiscal 2000, and (4) in the discretion of the proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the Annual Meeting.

         Holders of record of the Corporation's Common Stock on June 29, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of that date, there were 2,135,500 shares of Common Stock outstanding and entitled to vote, and a majority of these shares will constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting, including election of directors. Only votes cast "for" a motion constitute affirmative votes. Votes "withheld" or abstentions (including broker non-votes) are included in determining the existence of a quorum, but since they are not votes "for" a motion, they will have the same effect as negative votes or votes "against" such matters.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of the Record Date, by (i) all persons known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the current directors, executive officers and nominees to serve as directors of the Corporation, and (iii) all directors and executive officers of the Corporation as a group.


NAME AND ADDRESS                                      AMOUNT OF
OF BENEFICIAL OWNER(1)                           BENEFICIAL OWNERSHIP               PERCENT OF COMMON STOCK(2)
----------------------                           --------------------               --------------------------
Glenn Nortman.......................                 378,986 (3)                             17.72%
Jeffrey Nortman.....................                 378,986 (3)                             17.72
William H. Kelly....................                  12,088 (4)                                *
Larry Austin........................                     500 (5)                                *
Stuart Belloff......................                  13,333 (5)                                *
Anthony Fernandez...................                   2,333 (5)                                *
Rocco C. Passafuime.................                  34,376 (5)                              1.58
James E. Hillman....................                      -                                     -
All directors and executive
 officers as a group
 (7 persons)........................               820,602(3)(4)(5)                          37.40%

-------------------
*  Less than 1%

(1) The address of each listed person is c/o 5B Technologies Corporation, One Jericho Plaza, Jericho, New York 11753.

(2) Shares beneficially owned, as recorded in this table, are expressed as a percentage of the shares of Common Stock outstanding, net of treasury shares. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in this table, any securities which such person or group of persons has the right to acquire within 60 days from July 3, 2000 are deemed to be outstanding for purposes of computing the percentage ownership of such person or persons but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 3,750 shares of Common Stock for each of Glenn Nortman and Jeffrey Nortman.

(4) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 500 shares of Common Stock for Mr. Kelly.

(5) Represents only options which are currently exercisable (or exercisable within 60 days) to purchase shares of Common Stock for each of Messrs. Austin, Belloff, Fernandez and Passafuime.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

GENERAL

         A board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the persons named in the enclosed proxy will vote the proxies received by them FOR management's four (4) nominees named below, all of whom, except for James E. Hillman, are presently directors of the Corporation. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Corporation is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the Corporation's next annual meeting of Stockholders and until his successor has been elected and qualified.

VOTE REQUIRED

         The four (4) nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. Shares present in person at the Annual Meeting that are not voted for a particular nominee, and shares represented by proxies as to which authority to vote for such nominee is properly "withheld," will not be counted either "for" or "against" in determining a plurality for such nominee.

NOMINEES

         The following information is supplied with respect to the nominees for election as directors of the Corporation:


         NAME                            AGE                      POSITION WITH THE CORPORATION
         ----                            ---       ---------------------------------------------------------------
         Glenn Nortman                    42       Chief Executive Officer, Secretary and a Director

         Jeffrey Nortman                  41       Chief Operating Officer and a Director

         James E. Hillman                 43       Director

         William H. Kelly                 59       Director

         Certain biographical information regarding each nominee for election as a director of the Corporation is set forth below:

         GLENN NORTMAN is the Chief Executive Officer, Secretary and a director of the Corporation. Prior to becoming Chief Executive Officer in 1997, Mr. Nortman had served as the Corporation's Co-Chief Executive Officer beginning in 1996 and as the Executive Vice President from June 1992. Mr. Nortman runs the day-to-day operations of the Corporation's Internet solutions and systems integration and consulting business. From 1987 to 1992, Mr. Nortman served as the National Accounts Manager for Pacificorp Capital, a wholly-owned computer leasing subsidiary of PacifiCorp, the public utility in Portland, Oregon. Mr. Nortman is the brother of Jeffrey Nortman.

         JEFFREY NORTMAN is the Chief Operating Officer and a director of the Corporation. Mr. Nortman has been the Chief Executive Officer of the Corporation's subsidiary, DeltaForce Personnel Services, Inc., since the Corporation acquired DeltaForce in 1999. Prior to becoming Chief Operating Officer in 1997, Mr. Nortman served as the Corporation's Co-Chief Executive Officer beginning in 1996 and as the President from the Corporation's inception in July 1991. Mr. Nortman runs the day-to-day operations of the Corporation's staffing services business. From 1987 to 1991, Mr. Nortman was the Manager of Peripheral Trading for Pacificorp Capital. Mr. Nortman is the brother of Glenn Nortman.

         WILLIAM H. KELLY has been a director of the Corporation since 1998. The Honorable William H. Kelly is a prominent member of the Long Island community serving as Mayor of Asharoken since 1982. In addition, since 1976 Mr. Kelly has been the owner of WHK Leasing, a high technology equipment leasing company.
Mr. Kelly has served as past President of the New York State Conference of Mayors and as Chairman of the Tri-County Village Officials Association.

         JAMES E. HILLMAN has been a Senior Vice-President of the Bank of New York since May 1999. From January 1999 to May 1999, Mr. Hillman served as a consultant for KATJEN Associates, a consulting firm specializing in financial and tax matters concerning the asset management industry. From March 1998 to December 1998, Mr. Hillman served as Executive Vice-President of BISYS Funds Services, a financial and accounting consulting firm. From September 1991 to March 1998, Mr. Hillman was a tax partner at PriceWaterhouseCoopers L.L.P.


EXECUTIVE OFFICERS OF THE REGISTRANT

         The following information is supplied with respect to the executive officers of the Corporation who are not also directors:


         NAME                             AGE                      POSITION WITH THE CORPORATION
         ----                             ---       ---------------------------------------------------------------
         Stuart A. Belloff                 42       Chief Technology Officer and Executive Vice President of
                                                    Paratech Resources, Inc.

         Anthony Fernandez                 33       Director of Finance

         Rocco C. Passafuime               42       Vice President of Sales of Paratech Resources, Inc.

         STUART A. BELLOFF is the Executive Vice President and Chief Technology Officer of the Corporation's subsidiary, Paratech Resources, Inc., a position he has held since October 1998. In October 1998, Paratech Recources acquired Comptech Resources, Inc., a systems consulting, software applications and internet development firm, from Mr. Belloff and the other shareholders of Comptech Resources. Mr. Belloff joined Comptech Resources in 1994 as Executive Vice President and was appointed President of Comptech Resources in 1996. Prior thereto, Mr. Belloff was the Vice President of Microconnections, Inc., a software applications development firm, from 1991 to 1993. Prior thereto, Mr. Belloff founded Datatech Inc., an application development organization, in 1983 and served as its Senior Vice President from 1983 until Datatech was merged into Microconnections in 1991.

         ANTHONY FERNANDEZ is the Director of Finance of the Corporation, a position he has held since January 1999. Prior to becoming Director of Finance in 1999, Mr. Fernandez served as Controller of the Corporation beginning in 1998. Prior to his employment with the Corporation, Mr. Fernandez was the Chief Financial Officer of DSO Fluid Handling, Inc., a manufacturer of replacement parts for machinery used in the food and pharmaceutical industry. Prior thereto, Mr. Fernandez was a Senior Accountant with the accounting firm of Shanholt Glassman Hoffman & Klein, P.C. from 1995 to 1997. Prior thereto, from 1993 to 1995, Mr. Fernandez was a Senior Associate at the accounting firm of BDO Seidman, LLP.

         ROCCO C. PASSAFUIME is the Vice President of Sales of the Corporation's subsidiary, Paratech Resources, Inc., a position he has held since 1997. Prior to his employment with Paratech Resources, Mr. Passafuime was the Director of Sales of The Lande Group, a networking integration firm, from 1996 to 1997. Prior thereto, from 1992 to 1997, Mr. Passafuime was a Vice President of Sales and Network Service of Pride Technologies, a networking integration firm. Prior thereto, from 1987 to 1992, Mr. Passafuime was a Branch Sales Manager of JWP Information Systems, a systems integration firm.

MEETINGS OF THE BOARD

         During the last fiscal year, the Corporation's Board of Directors met one time, but the members of the Board had regular contact with the Corporation's senior management in order to remain fully apprised of the Corporation's activities. In addition to these meetings of the Board of Directors, the Board of Directors acted by unanimous written consent in lieu of meeting on five occasions in 1999. There is one standing committee of the Board of Directors as described below.

AUDIT COMMITTEE

         The Board of Directors formed an Audit Committee on January 22, 1998. In 1999, the Audit Committee consisted of Larry Austin and William H. Kelly. The Audit Committee met one time in 1999 in connection with its review of the Corporation's 1998 audited financial statements. The Audit Committee reviews the scope and results of the Corporation's annual audit, receives reports of the Corporation's independent public accountants and chief internal auditor, and prepares a report of the committee's findings and recommendations to the Board of Directors. It is expected that James E. Hillman will be appointed to the Audit Committee if elected to the Board of Directors at the Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Corporation does not currently have a compensation committee, and instead the entire Board of Directors of the Corporation determined the levels of executive officer compensation during 1999. No executive officer of the Corporation had any relationship reportable under the Compensation Committee Interlock regulations during 1999.

                                  PROPOSAL TWO
                   APPROVAL TO ADOPT 2000 STOCK INCENTIVE PLAN

         The Corporation's board of directors (the "Board") recommends that the stockholders approve the adoption of the 2000 Stock Incentive Plan. The following is a fair and complete summary of the plan as proposed. This summary is qualified in its entirety by reference to the full text of the plan, which appears as ANNEX A to this Proxy Statement.

GENERAL

         PURPOSE: The purpose of the plan as proposed is to promote the Corporation's long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to the Corporation's growth and financial success and by enabling it to attract, retain and reward the best available people.

         SHARES AVAILABLE UNDER THE PLAN: The number of shares of Common Stock that the Corporation may issue with respect to awards available for grant under the proposed plan will not exceed an aggregate of 500,000 shares. These limits will be adjusted to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards under the plan.

         ADMINISTRATION: The proposed plan shall be administered by the Board or by a committee or committees as the Board may appoint from time to time (whether by the Board or any such committee, the "Administrator"). The Administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or become payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

         Except with respect to a stock dividend, stock split or reverse stock split, in the event of any change affecting the Common Stock, the Corporation or its capitalization by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares, other than any such change that is part of a transaction resulting in a Change in Control (as defined in the Plan), the Administrator, in its discretion and without the consent of the holders of the awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Corporation, and (B) any adjustments in outstanding awards, including, but not limited to, reducing the number, kind and price of securities subject to outstanding awards, and may, without the consent of holders of awards, make any other adjustments in outstanding awards.

         Without the consent of holders of awards, the Administrator, in its sole discretion, may make any modifications to any awards, including, but not limited to, cancellation, forfeiture, surrender or other termination of the awards, in whole or in part, regardless of the vested status of the award, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

         Without the consent of holders of awards, the Administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Corporation, or its financial statements or those of any of its affiliates, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

         PARTICIPATION: Participation in the plan will be open to all of the Corporation's employees, officers, directors and other individuals providing bona fide services to the Corporation or any of its affiliates, as the Administrator may select from time to time.

TYPE OF AWARDS

         The plan as proposed would allow for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards and other stock-based awards. The Administrator, in its sole discretion, shall establish the terms of all awards granted under the Plan. The Administrator may grant these awards individually or in tandem with other awards. The Administrator may permit or require a recipient of an award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         STOCK OPTIONS: The proposed plan allows the Administrator to grant either awards of incentive stock options, as that term is defined in Section 422 of the Internal Revenue Code, or nonqualified stock options, except that awards of incentive stock options shall be limited to employees of the Corporation or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and (f) of the Internal Revenue Code, respectively, of the Corporation. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the grant agreement evidencing such stock option.

         STOCK APPRECIATION RIGHTS: The proposed plan allows the Administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of Common Stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement.

         STOCK AND PHANTOM STOCK AWARDS: The proposed plan allows the Administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units, to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Common Stock, or in a combination of both.

         PERFORMANCE AWARDS: The proposed plan allows the Administrator to grant performance awards which become payable in cash, in shares of Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the Administrator. The Administrator may establish performance goals based on operating income, or that of the Corporation's affiliates, or one or more other business criteria the Administrator may select that applies to an individual or group of individuals, a business unit, or the Corporation or its affiliate as a whole, over such performance period as the Administrator may designate.

         OTHER STOCK-BASED AWARDS: The proposed plan allows the Administrator to grant other stock-based awards to eligible participants which may be denominated in cash, Common Stock, other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into Common Stock, or any combination of the foregoing. These awards may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock, other securities and cash.

AWARDS UNDER THE PLAN

         Because participation and the types of awards available for grant under the plan as proposed are subject to the discretion of the Administrator, the benefits or amounts that any participant or groups of participants may receive if the plan is approved are not currently determinable. To date, no awards have been granted under the proposed plan.

AMENDMENT AND TERMINATION

         The Board may terminate, amend or modify the plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

         INCENTIVE STOCK OPTIONS: Incentive stock options under the plan are intended to meet the requirements of section 422 of the Internal Revenue Code. No tax consequences result from the grant of an incentive stock option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Corporation will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Corporation or one of its subsidiaries, and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

         If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price, or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

         NONQUALIFIED STOCK OPTIONS: No tax consequences result from the grant of a nonqualified stock option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Corporation will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

         DISALLOWANCE OF DEDUCTIONS: The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted with the approval of the outside directors at fair market value under a plan, such as the proposed plan, that limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

         A copy of the plan is set forth in Annex A to this Proxy Statement.

REQUIRED AFFIRMATIVE VOTE

         This proposal to approve the plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION

         THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PLAN.

                                 PROPOSAL THREE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

         The Board of Directors has selected BDO Seidman, LLP, independent auditors, to audit the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2000 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Corporation and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

         Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         Prior to the Board of Directors' selection of BDO Seidman, LLP on June 18, 1999 to audit the consolidated financial statements of the Corporation for the fiscal year ending December 31, 1999, Arthur Andersen LLP audited the Corporation's financial statements since 1994. Arthur Andersen LLP was dismissed as the Corporation's accounting firm based on the decision by the Board of Directors to involve new accountants in the Corporation's affairs and thereby obtain a newly invigorated level of services. The decision was approved by the audit committee of the Board of Directors. None of Arthur Andersen LLP's reports on the Corporation's financial statements for any year contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit of the Corporation's financial statements for the two fiscal years ended December 31, 1998 there were no disagreements between the Corporation and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of the majority of votes cast at the Annual Meeting in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of independent auditors. Abstentions and broker non-votes do not count as an affirmative vote cast, and therefore have the same effect as a vote "against" this proposal.

RECOMMENDATION

         THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table summarizes all compensation earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's other executive officers whose total annual salary and bonus exceeded $100,000 in 1999 (collectively, the "named executive officers"), for services rendered in all capacities to the Corporation during the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                                                                        LONG TERM
                                                                                                      COMPENSATION
                                                                                                      ------------
                                                                                                       SECURITIES
NAME AND                                FISCAL                                      OTHER ANNUAL       UNDERLYING
PRINCIPAL POSITION                       YEAR          SALARY       BONUS           COMPENSATION         OPTIONS
------------------                       ----          ------       -----           ------------         -------
Glenn Nortman........................    1999         $380,000       -                $ 36,273(1)               -
  Chief Executive Officer                1998          340,182    $ 73,000              45,541(2)               -
                                         1997          332,717     100,000              39,580(3)           6,250

Jeffrey Nortman......................    1999         $280,317       -                $ 41,439(1)               -
  Chief Operating Officer                1998          365,112       -                  45,258(2)               -
                                         1997          332,924       -                  39,290(3)           6,250

Stuart A. Belloff....................    1999         $175,000       -                  $4,800(4)               -
  Chief Technology Officer               1998           31,827     $50,000                 800(4)          40,000(5)
  of Paratech Resources, Inc.

Anthony Fernandez....................    1999          $97,763       -                  $3,375(4)           7,000(5)
  Director of Finance                    1998           20,840       -                       -                  -

Rocco C. Passafuime..................    1999         $174,567       -                  $9,000(4)          28,750(5)
  Vice President of Sales                1998          153,523       -                   9,000(4)          18,750(5)
  of Paratech Resources, Inc.            1997          120,076     $25,000               6,750(4)          18,750(5)

==================================================================================================================

(1) Represents payments of approximately $18,000 for automobile expenses and $18,273 for country club dues for Mr. Glenn Nortman, and approximately $16,267 for automobile expenses and $25,172 for country club dues for Mr. Jeffrey Nortman.

(2) Represents payments of approximately $18,700 for automobile expenses and $26,841 for country club dues for Mr. Glenn Nortman, and approximately $18,400 for automobile expenses and $26,858 for country club dues for Mr. Jeffrey Nortman.

(3) Represents payments of approximately $18,700 for automobile expenses and $20,880 for country club dues and personal use for Mr. Glenn Nortman, and approximately $18,400 for automobile expenses and $20,890 for country club dues and personal use for Mr. Jeffrey Nortman.

(4)      Represents automobile expenses.

(5) Reflects the number of shares of the Corporation's Common Stock underlying such option.

         All directors of the Corporation are reimbursed for all reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board of Directors.

                        OPTION GRANTS IN LAST FISCAL YEAR


         The following table provides information on stock options granted in 1999 to each of the named executive officers:




                                     Individual Grants                                      Potential Realizable Value
-------------------------------------------------------------------------------------        At Assumed Annual Rates
                                         Percent of                                               Of Stock Price
                        Number of          Total                                             Appreciation For Option
                        Securities        Options                                                    Term (1)
                        Underlying      Granted To                                         ---------------------------
                         Options         Employees       Exercise of
                         Granted         In Fiscal       Base Price       Expiration
Name                       (#)              Year          ($/Sh) (2)         Date            5% ($)           10% ($)
-------------------     ----------      -----------      -----------      ----------       ----------       ----------
Anthony
Fernandez                  7,000            7.31 %           $1.08          1/29/09          $ 4,754        $12,049(3)

Rocco C.
Passafuime                18,750           19.58%            $2.06          3/14/09          $24,326        $61,648(4)

Rocco C.
Passafuime                10,000           10.44%            $2.00          7/15/09          $12,578        $31,875(5)


(1) Amounts represent hypothetical gains that could be achieved if the option is exercised at the end of the option term. These gains are disclosed as required under SEC rules, and are based on assumed rate of stock appreciation of 5% and 10% compounded annually from the option's date of grant to its date of expiration. Actual gain upon exercise, if any, will depend on the future performance of the Corporation's Common Stock, the optionholder's continued employment with the Corporation and the date on which the option is exercised.

(2) Exercise price is equal to or greater than the fair market value of the Corporation's Common Stock on the date of grant.

(3) The options vest in three annual installments beginning on January 29, 2000.

(4) The options vest in three annual installments beginning on March 14, 2000.

(5) The options vest in three annual installments beginning on July 15, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

         The following table provides information on stock options exercised in 1999 by each of the named executive officers and the value of each officer's unexercised options at December 31, 1999:

                                                                                Number of
                                                                                Securities                Value Of
                                                                                Underlying             Unexercised In-
                                                                                Unexercised              The-Money
                                                                             Options at Fiscal       Options At Fiscal
                                                                                 Year-End                Year End
                                                                                    (#)                    ($)(1)
                             Shares Acquired                                   Exercisable/             Exercisable/
          Name               On Exercise (#)           Value Realized($)       Unexercisable           Unexercisable
-------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Glenn Nortman                        --                      --                 2,500/3,750                 0/0

Jeffrey Nortman                      --                      --                 2,500/3,750                 0/0

Rocco Passafuime                     --                      --                23,438/42,812                0/0

Stuart Belloff                       --                      --                13,333/26,667           19,173/38,347

Anthony Fernandez                    --                      --                   0/7,000                 0/10,066


(1) Amounts shown are based on $1.438 per share, the closing price of the Corporation's Common Stock (as reported on the Nasdaq SmallCap Market) on December 31, 1999.

EMPLOYMENT AGREEMENTS

         Messrs. Glenn and Jeffrey Nortman have employment agreements with the Corporation described below. The initial term of Mr. Glenn Nortman's employment agreement concludes on June 1, 2003, and the initial term of Mr. Jeffrey Nortman's employment agreement concludes on June 1, 2002. Each of these employment agreements automatically renews for successive one year terms unless either the Corporation or the employee notifies the other of its intention not to renew the employment agreement within 90 days of each anniversary date of the agreements (I.E., by March 2 of each year such notice must be given).

         Under these employment agreements, during 2000 Messrs. Glenn and Jeffrey Nortman will receive base salaries of $360,000 and $275,000, respectively. As part of their compensation package, Messrs. Nortman also receive the use of an automobile and certain other fringe benefits commensurate with their duties and responsibilities. In addition, Messrs. Nortman will be entitled to receive a severance payment equal to 2.99 times their current annual base salary if, among other things, without their consent, their duties, responsibilities or position are materially diminished, if there is any material breach of their employment agreements by the Corporation at any time during the term thereof or if the Corporation experiences a "Change of Control" (as defined therein).

         Mr. Stuart Belloff has an employment agreement with Paratech Resources, Inc., a wholly owned subsidiary of the Corporation. Mr. Belloff's employment agreement automatically renews for successive one year terms unless either Paratech Resources or Mr. Belloff notifies the other of its intention not to renew the employment agreement within 120 days of each anniversary date of the agreement (i.e., by June 25 of each year such notice must be given). During 2000 Mr. Belloff will receive a base salary of $175,000, and he will be eligible to receive an annual bonus to be set by the Board of Directors of Paratech Resources based upon target goals established in good faith by the Board and Mr. Belloff; provided, that each such annual bonus shall be no less than 20% of the amount in excess of such targets established for such given year. As part of his compensation package, Mr. Belloff also receives an automobile allowance and certain other fringe benefits commensurate with his duties and responsibilities. In addition, in the event that Mr. Belloff is terminated voluntarily by Paratech Resources or Mr. Belloff terminates his employment for Good Reason (as defined in his employment agreement), he will be entitled to receive his base salary and medical benefits for the remainder of the term of his employment agreement as well as the annual bonus due for the year in which such termination occurs.

KEY-MAN AND SPLIT-DOLLAR LIFE INSURANCE

         The Corporation maintains key-man/split-dollar life insurance policies on the lives of each of Glenn and Jeffrey Nortman. The death benefits under these policies are allocated $1,000,000 towards the key-man component and $4,000,000 towards the split-dollar component.

DIRECTOR OPTION PLAN

         On October 1, 1995, the Board of Directors adopted, and the stockholders approved, the 5B Technologies 1995 Director Option Plan (the "Director Plan"), pursuant to which 12,500 shares of the Corporation's Common Stock were reserved for issuance upon the exercise of options granted to the Corporation's non-employee directors. The purpose of the Director Plan is to encourage ownership of Common Stock by the Corporation's non-employee directors whose initial retention and then continued services are considered essential to the Corporation's future and to provide them with a further incentive to remain as directors of the Corporation. To date, 1,000 such options have been granted under the Director Plan.

         The Directors Plan is administered by the Board of Directors. Directors who are not employees of the Corporation or any of its subsidiaries are eligible to participate in the Director Plan. The Director Plan expires in August 2005. The Board of Directors may award, alter or discontinue the Director Plan, subject to certain limitations.

         Under the Director Plan, an eligible director will, after having served as a director for one year, receive a formula grant of a non-qualified stock option to purchase 500 shares of Common Stock at an exercise price equal to the fair market value of such shares at the time of grant of such option. Each such option is immediately exercisable for a period of 10 years from the date of grant but generally may not be exercised more than 90 days after the date an optionee ceases to serve as a director of the Corporation. Options granted under the Director Plan are not transferable by the optionee other than by will, laws of descent and distribution or as required by law.

         Common Stock may be purchased upon the exercise of an option by payment in cash or cash equivalent, through the delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option, or any combination of the above, subject to the discretion of the Board of Directors.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         The Corporation does not currently have a compensation committee, and instead, during fiscal year 1999 the entire Board of Directors of the Corporation made determinations regarding the levels of executive compensation. Currently, Messrs. Glenn and Jeffrey Nortman and Anthony Fernandez are the only executive officers of the Corporation. Messrs. Glenn and Jeffrey Nortman are the only executive officers of the Corporation with employment agreements.

         In 1999, the only compensation paid to Messrs. Glenn and Jeffrey Nortman and Mr. Belloff was as set forth in their respective employment agreements, and the only compensation paid to Mr. Passafuime and Mr. Fernandez was as set forth in their respective letter agreements with the Corporation. Insofar as the 1999 levels of compensation for all of the Corporation's executive officers were limited to base salaries (and other compensation) falling within the respective salary ranges established in the executives' respective employment agreements and letter agreements, the Board of Directors in 1999 determined the levels of such executives' compensation in accordance with the respective terms and provisions of their agreements. The Board of Directors continues to believe, however, that the base salaries set forth in the respective employment agreements are appropriate in light of each executive's level of responsibilities, individual performance and time in position, as well as in relation to the Corporation's overall financial circumstances and performance during 1999.

         With respect to 2000, the Board of Directors has determined to potentially award both commission-based and stock option-based compensation to its executives, in both cases in conformity with the policies and procedures set forth below. The Board's determination to potentially award such additional compensation is based upon its belief that it is in the Corporation's best interests to provide incentives to its executives to realize the Corporation's overall strategies and objectives and to compensate them to the extent that such strategies and objectives are met.

         POTENTIAL COMMISSION-BASED COMPENSATION. The Board of Directors believes that, in appropriate instances, commission-based compensation can be an effective means of providing incentive to its executives. The Board of Directors intends to look at numerous factors in determining in which circumstances to award commission-based compensation, which factors will include the extent of the executive's role in bringing a transaction to the Corporation and in closing the transaction, the profitability to the Corporation of the transaction and the perceived long-term benefits of the transaction to the Corporation's overall strategies and objectives. In this regard, the Board of Directors does not currently intend to establish minimum performance levels or other pre-determined benchmarks for the award of commission-based compensation, but instead plans to review each circumstance on its own merits to determine the level, if any, of commission-based compensation which the Corporation will pay.

         POTENTIAL STOCK-OPTION BASED COMPENSATION. Consistent with the purposes of the Corporation's existing 1995 Stock Option Plan and the 2000 Stock Incentive Plan (if adopted by the Corporation's shareholders at the Annual Meeting) of ensuring the retention of existing executive personnel and providing additional incentive to such personnel by permitting such individuals to increase their ownership interest in the Corporation (among the other purposes of such Plans), the Board of Directors has determined to continue, in appropriate circumstances, issuing options to its executive officers. The Board of Directors generally has established a flexible formula to determine the number of stock options to be granted to its executive officers. Pursuant to this formula, an executive officer would receive a base number of options equal to one share of Common Stock for every $100.00 of such officer's annual base salary. In order to permit the Board of Directors to most accurately reward stock options, the formula then requires that the base number of options be subject to a "merit multiplier," the size of which will depend upon the overall performance of the Corporation during the year in question, the executive's performance in that year and other factors.

                               BOARD OF DIRECTORS
                               ------------------
                                  Glenn Nortman
                                 Jeffrey Nortman
                                  Larry Austin
                                William H. Kelly

PERFORMANCE GRAPH

         Displayed below is a graph which compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from January 23, 1996 (the date the Corporation became a public company) through December 31, 1999 on an investment of $100 in (i) the Corporation's Common Stock, (ii) the Russell 2000 Index (an index of small capitalization companies), and (iii) the Nasdaq Non-Financial Index (an index of all Nasdaq-traded companies, excluding financial companies). Stockholders are advised that historical results are not necessarily indicative of future performance.

PARAMOUNT FINL CORP


                             COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*
                                  AMONG PARAMOUNT FINANCIAL CORPORATION
                              THE RUSSELL 2000 INDEX AND THE NASDAQ STOCK
                                           MARKET (U.S.) INDEX

                                                        Cumulative Total Return
                                            --------------------------------------------
                                            1/23/96    12/96    12/97    12/98    12/99

PARAMOUNT FINANCIAL CORPORATION              100.00    60.71    71.43    15.18    41.09
RUSSELL 2000                                 100.00   123.08   162.20   151.73   149.48
NASDAQ NON-FINANCIAL                         100.00   124.45   145.74   213.59   411.52


*$100 INVESTED ON 1/23/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.


Research Data Group                                    Total Return Worksheet
                                                             Begin:  1/23/96
                                                       Period  End: 12/31/99
PARAMOUNT FINL CORP                                            End: 12/31/99



                                        BEGINNING
           TRANSACTION       CLOSING      NO. OF      DIVIDEND       DIVIDEND     SHARES       ENDING      CUM. TOT.
  DATE*       TYPE            PRICE**    SHARES***    PER SHARE        PAID     REINVESTED     SHARES       RETURN
 ------    -----------      ---------   ----------    ---------      --------   ----------    -------      ---------


23-Jan-96    Begin            3.500      28.57                                                 28.571       100.00

31-Dec-96   Year End          2.125      28.57                                                 28.571        60.71

31-Dec-97   Year End          2.500      28.57                                                 28.571        71.43

31-Dec-98   Year End          0.531      28.57                                                 28.571        15.18

31-Dec-99     End             1.438      28.57                                                 28.571        41.09


*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** "Begin Shares" based on $100 investment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF THE CORPORATION WITH
MANAGEMENT

         Since the beginning of the Corporation's fiscal year ending December 31, 1999, there were no relationships or transactions to be disclosed.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation and to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Corporation, the Corporation believes that, during the 1999 fiscal year, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were complied with in a timely fashion during the fiscal year ended December 31, 1999.

                           2000 STOCKHOLDER PROPOSALS

         In order for stockholder proposals for the 2001 Annual Meeting of Stockholders to be eligible for inclusion in the Corporation's 2000 Proxy Statement, they must be received by the Corporation at its principal executive offices of One Jericho Plaza, Jericho, New York 11753 (Attn: Secretary), prior to March 7, 2001. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Corporation's 2001 Proxy Statement for the Annual Meeting.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                             SOLICITATION OF PROXIES

         Proxies are being solicited by and on behalf of the Board of Directors. The Corporation will bear the costs of preparing and mailing the proxy materials to its stockholders in connection with the Annual Meeting. The Corporation will solicit proxies by mail and the directors and certain officers and employees of the Corporation may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. The Corporation also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

         THE CORPORATION SHALL PROVIDE, WITHOUT CHARGE, TO ANY STOCKHOLDER, UPON THE WRITTEN REQUEST THEREFOR, ADDITIONAL COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. ANY SUCH REQUEST SHALL BE DIRECTED TO 5B TECHNOLOGIES CORPORATION, ATTENTION: ANTHONY FERNANDEZ, THE CORPORATION'S DIRECTOR OF FINANCE AT THE FOLLOWING ADDRESS: ONE JERICHO PLAZA, JERICHO, NEW YORK 11753.


July 14, 2000                           GLENN NORTMAN,
                                        SECRETARY

                                                                         ANNEX A
                                                                         -------


                           5B TECHNOLOGIES CORPORATION
                            2000 STOCK INCENTIVE PLAN

1.       ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

         5B Technologies Corporation, a Delaware corporation (the "COMPANY"), hereby establishes the 5B TECHNOLOGIES CORPORATION 2000 STOCK INCENTIVE PLAN (the "PLAN"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

         The Plan permits the granting of stock options (including incentive stock options qualifying under Section 422 of the Code and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.       DEFINITIONS

         Under the Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "AFFILIATE" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, "CONTROL" means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

         (b) "AWARD" means any stock option, stock appreciation right, stock award, phantom stock award, performance award or other stock-based award.

         (c) "BOARD" means the Board of Directors of the Company.

         (d) "CHANGE IN CONTROL" means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of 50% or more of (A) the then outstanding securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "COMPANY VOTING STOCK"); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or
(iii) the effective time of any merger, share exchange, consolidation or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock. For purposes of this
SECTION 2(d), a "PERSON" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (f) "COMMON STOCK" means shares of common stock of the Company, $0.04 par value per share.

         (g) "FAIR MARKET VALUE" means, with respect to a share of the Company's Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act and listed for trading on a national securities exchange or Nasdaq market or traded in the over-the-counter market, "FAIR MARKET VALUE" means, as applicable, (i) either the closing sale price quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market; (ii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iii) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "RELEVANT DATE" as used in this SECTION 2.1(G) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

         (h) "GRANT AGREEMENT" means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3.       ADMINISTRATION

         (a) ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "ADMINISTRATOR").

         (b) POWERS OF THE ADMINISTRATOR. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

             The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards, shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in SECTION 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

             The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

         (c) NON-UNIFORM DETERMINATIONS. The Administrator's determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (d) LIMITED LIABILITY. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (e) INDEMNIFICATION. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

         (f) EFFECT OF ADMINISTRATOR'S DECISION. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.       SHARES AVAILABLE FOR THE PLAN

         Subject to adjustments as provided in SECTION 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in SECTION 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

         Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 50,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.       PARTICIPATION

         Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested prior to the date the individual first performs such services.

6.       AWARDS

         The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         (a) STOCK OPTIONS. The Administrator may from time to time grant to eligible participants Awards of incentive stock options, as that term is defined in Section 422 of the Code, or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and (f) of the Code, respectively, of the Company. Options intended to qualify as incentive stock options under Section 422 of the Code must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

         (b) STOCK APPRECIATION RIGHTS. The Administrator may from time to time grant to eligible participants Awards of stock appreciation rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

         (c) STOCK AWARDS. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

         (d) PHANTOM STOCK. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("PHANTOM STOCK") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

         (e) PERFORMANCE AWARDS. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

         (f) OTHER STOCK-BASED AWARDS. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing, and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.       MISCELLANEOUS

         (a) WITHHOLDING OF TAXES. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

         (b) LOANS. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

         (c) TRANSFERABILITY. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

         (d)      ADJUSTMENTS FOR CORPORATE TRANSACTIONS AND OTHER EVENTS.

                  (i) STOCK DIVIDEND, STOCK SPLIT AND REVERSE STOCK SPLIT. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in SECTION 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

                  (ii) NON-CHANGE IN CONTROL TRANSACTIONS. Except with respect to the transactions set forth in SECTION 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in SECTION 4 of the Plan, and (B) any adjustments in outstanding Awards, including, but not limited to, reducing the number, kind and price of securities subject to Awards.

                  (iii) CHANGE IN CONTROL TRANSACTIONS. In the event of any transaction resulting in a Change in Control, outstanding stock options and SAR's under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of stock options and SAR's under the Plan will be permitted, for a period of at least twenty days prior to the effective time of the Change in Control, to exercise all portions of such Awards that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control; provided, however, that any such exercise of any portion of such an Award which becomes exercisable as a result of such Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.

                  (iv) POOLING OF INTERESTS TRANSACTIONS. In connection with any business combination authorized by the Board, the Administrator, in its sole discretion and without the consent of the holders of the Awards, may make any modifications to any Awards, including, but not limited to, cancellation, forfeiture, surrender or other termination of the Awards, in whole or in part, regardless of the vested status of the Award, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

                  (v) UNUSUAL OR NONRECURRING EVENTS. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (e) SUBSTITUTION OF AWARDS IN MERGERS AND ACQUISITIONS. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

         (f) TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

         (g) NON-GUARANTEE OF EMPLOYMENT OR SERVICE. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest, (ii) the forfeiture of any unvested or vested portion of any Award, and/or (iii) any other adverse effect on the individual's interests under the Plan.

         (h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (i) GOVERNING LAW. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State New York, without regard to its conflict of laws principles.

         (j) EFFECTIVE DATE; TERMINATION DATE. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           5B TECHNOLOGIES CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 4, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of 5B Technologies Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, dated July 10, 2000, and 1999 Annual Report, and hereby constitutes and appoints Glenn Nortman and Jeffrey Nortman as proxies, with power to act without the other and with power of substitution and re-substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of 5B Technologies Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held August 4, 2000 or any adjournment thereof.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS WHICH RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2, AND 3.

         1.       The election of four (4) directors nominated by the Board of
                  Directors:

     |_| FOR all nominees listed below    |_| WITHHOLD AUTHORITY to vote for
            (except as indicated)                all nominees listed below

                         Glenn Nortman, Jeffrey Nortman,
                       James E. Hillman, William H. Kelly

                  (Instruction: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' names in the space provided below)

         2.       The adoption of the Corporation's 2000 Stock Incentive Plan:

                            |_| FOR     |_| AGAINST     |_| ABSTAIN

         3. The ratification of the appointment of BDO Seidman, LLP as the Corporation's independent auditors for fiscal 2000:

                            |_| FOR     |_| AGAINST     |_| ABSTAIN

         4. Other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

         This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.

                                    Dated:                , 2000
                                          ----------------

                                    -------------------------------------------

                                    -------------------------------------------
                                    Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.